As filed with the Securities and Exchange Commission on July 7, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

ENVIRONMENTAL POWER CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	75-3117389
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Cate Street, Fourth Floor Portsmouth, New Hampshire	03801
(Address of Principal Executive Offices)	(Zip Code)

Restated 2001 Stock Incentive Plan

(Full Title of the Plan)

Joseph E. Cresci

Chairman

Environmental Power Corporation

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

(Name and Address of Agent For Service)

(603) 431-1780

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Scott E. Pueschel, Esq.

Pierce Atwood

One New Hampshire Avenue, Suite 350

Portsmouth, New Hampshire 03801

(603) 433-6300

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common Stock, par value $0.01 per share	428,571	$6.33	$2,713,979.36	$320.00

(1)	Represents additional shares issuable pursuant to the Restated 2001 Stock Incentive Plan. Of these shares, 255,255 shares of Common Stock registered hereby were originally registered on, and are being transferred from, those shares of Common Stock registered under the Registration Statement on Form S-8 filed with the Commission on August 27, 2003 (File No. 333-108258) in connection with the Company’s 2003 Incentive Compensation Plan. The aggregate registration fee paid for these shares was $97.00. Pursuant to Instruction E of Form S-8 and Instruction 89 of Section G of the Manual of Publicly Available Telephone Interpretations, the registrant will file a post-effective amendment to the aforementioned Registration Statement reflecting the transfer of such shares described above and is applying the registration fees for such shares to the registration fee for this Registration Statement.
(2)	This Registration Statement shall be deemed to cover additional securities to be issued in connection with, or as a result of, stock splits, stock dividends or similar transactions.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, and based on (i) 289,644 shares of Common Stock underlying outstanding options granted under the Restated 2001 Stock Incentive Plan as of the date hereof having a weighted average exercise price of $6.72 per share, and (ii) 138,927 shares of Common Stock which may be granted under the Restated 2001 Stock Incentive Plan at a maximum offering price of $5.53 per share, which is estimated based on the reported average of the high and low prices of Environmental Power Corporation’s Common Stock on the American Stock Exchange on July 5, 2005.

EXPLANATORY NOTE AND STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 428,571 shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s Restated 2001 Stock Incentive Plan (the “Plan”). In accordance with Section E of the General Instructions to Form S-8, the Registration Statement on Form S-8 previously filed with the Commission relating to the Plan on August 22, 2002 (File No. 333-98599), as amended by Post-Effective Amendment No. 1 thereto filed on June 10, 2003, is incorporated herein by reference, except for Item 8, Exhibits, with respect to which the Exhibit Index immediately preceding the exhibits attached hereto is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Portsmouth, New Hampshire on this 6th day of July, 2005.

ENVIRONMENTAL POWER CORPORATION

By:	/s/ Kemlesh Tejwani
Kamlesh Tejwani
President and Chief Executive Officer

We, the undersigned officers and directors of Environmental Power Corporation, hereby severally constitute and appoint Kamlesh R. Tejwani, Joseph E. Cresci, Donald A. Livingston, John F. O’Neill and Scott E. Pueschel, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Environmental Power Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Joseph E. Cresci Joseph E. Cresci	Chairman	July 6, 2005

/s/ Kamlesh Tejwani Kamlesh Tejwani	President and Chief Executive Officer (Principal Executive Officer)	July 6, 2005

/s/ John F. O’Neill John F. O’Neill	Chief Financial Officer (Principal Financial and Accounting Officer)	July 6, 2005

/s/ Donald A. Livingston Donald A. Livingston	Director	July 6, 2005

Robert I. Weisberg	Director

/s/ John R. Cooper John R. Cooper	Director	July 6, 2005

/s/ Jessie J. Knight, Jr. Jessie J. Knight, Jr.	Director	July 6, 2005

/s/ August Schumacher, Jr. August Schumacher, Jr.	Director	July 6, 2005

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INDEX TO EXHIBITS

Number	Description
4.1 (1)	Restated Certificate of Incorporation of the Registrant

4.2 (1)	Restated By-Laws of the Registrant

5.1	Opinion of Pierce Atwood LLP, counsel to the Registrant

23.1	Consent of Pierce Atwood LLP (included in Exhibit 5)

23.2	Consent of Vitale, Caturano & Company, Ltd.

23.3	Consent of Deloitte & Touche LLP

24	Power of attorney (included on the signature pages of this registration statement)

(1)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Current Report on Form 8-K dated November 30, 2004 (Commission File No. 0-15472) and incorporated herein by reference.

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